LIFE SYSTEMS CORPORATION

2000 STOCK OPTION PLAN

This 2000 Stock Option Plan ("Plan") provides for the grant of options to acquire shares of common stock, without par value ("Common Stock") of LIFE SYSTEMS CORPORATION, a Nevada corporation ("Company"). Stock options granted under this Plan are referred to in this Plan as "Options." Options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), are referred to in this Plan as "Incentive Stock Options." Options granted under this Plan that do not qualify under Section 422 of the Code are referred to as "Nonqualified Stock Options."

1.0 PURPOSES

1.1 The purposes of this Plan are (i) to retain the services of a management team, qualified employees of the Company and its controlled subsidiaries and non-employee advisors or consultants as the Plan Administrators shall select in accordance with this Plan; (ii) to retain the services of valued non-employee directors; (iii) to provide these persons with an opportunity to obtain or increase a proprietary interest in the Company, to provide incentives for effective service and high-level performance, to strengthen their incentive to achieve the objectives of the shareholders of the Company; and (iv) to serve as an aid and inducement in the hiring or recruitment of new employees, consultants, non-employee directors and other persons needed for future operations and growth of the Company. Employees, non-employee advisors and consultants are referred to in this Plan as "Service Providers."

2.0 ADMINISTRATION

2.1 This Plan shall be administered by, or in accordance with the recommendation of, the Board of Directors of the Company ("Board"). The Board may, in its discretion, establish a committee composed of two or more members of the Board to administer this Plan ("Committee") which may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have the powers and authority as the Board may delegate to it, including the power and authority to interpret any provision of this Plan or of any Option. The members of the Committee shall serve at the discretion of the Board. The Board, and/or the Committee if one has been established by the Board, are referred to in this Plan as the "Plan Administrators."

2.2 Following registration of any of the Company's securities under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Plan Administrators shall not take any action which is not in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, and any other rules or regulations of the Securities and Exchange Commission, a national exchange, the Nasdaq Stock Market, the NASD Bulletin Board, or any other applicable regulatory authorities, and any such action shall be void and of no effect.

2.3 Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, to (i) construe and interpret this Plan; (ii) define the terms used in this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (v) select the Service Providers to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Nonqualified Stock Option; (vi) determine the time or times at which Options shall be granted under this Plan; (vii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (viii) determine all other terms and conditions of Options; (ix) approve the forms of agreement to be used under the Plan; (x) to determine the "Fair Market Value," as defined in Section 2.4 below; (xi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option shall have declined since the date the Option was granted; (xii) to institute a program whereby outstanding options are surrendered in exchange for options with a lower exercise price; (xiii) to provide financial assistance to Optionees in the exercise of their outstanding options by allowing the individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with the exercise; (xiv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have shares withheld for this purpose shall be made in such form and under such conditions as the Plan Administrators may deem necessary or advisable; (xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Plan Administrators; and (xv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries. None of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant.

2.4 "Fair Market Value" shall be deemed to be, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, or if the principal market for the Common Stock is the over-the-counter market, including without limitation Nasdaq NMS or Nasdaq SmallCap of the Nasdaq Stock Market, as the case may be, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the principal market for the Common Stock is the NASD Electronic Bulletin Board or other over-the-counter market other than Nasdaq NMS or Nasdaq SmallCap of the Nasdaq Stock Market, its Fair Market Value shall be the mean between the closing bid and asked quotations for the Common Stock for the 20 trading days last preceding the date of conversion.

(ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

3.0 ELIGIBILITY

3.1 Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any parent, subsidiary or other corporation permitted by the Code, including employees who are directors of the Company ("Employees"). Nonqualified Stock Options may be granted to Service Providers as the Plan Administrators shall select, and to non-employee directors of the Company. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

4.0 NUMBER OF SHARES AVAILABLE

4.1 The Plan Administrators are authorized to grant Options to acquire up to a total of One Million Five Hundred Thousand (1,500,000) shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth below in Section 5.14. If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under this Plan.

5.0 TERMS AND CONDITIONS OF OPTIONS

5.1 Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrators ("Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrators in their discretion may deem advisable. All Options also shall comply with the following requirements.

5.2 Number of Shares and Type of Option. Each Agreement shall state the number of shares of Common Stock to which it pertains and designate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. In the absence of action or designation to the contrary by the Plan Administrators in connection with the grant of an Option, all Options shall be Nonqualified Stock Options. The aggregate Fair Market Value, determined at the Date of Grant, as defined below, of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, granted under this Plan and all other Incentive Stock Option plans of the Company, a related corporation or a predecessor corporation, shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Nonqualified Stock Option.

5.3 Date of Grant. Each Agreement shall state the date the Plan Administrators have deemed to be the effective date of the Option for purposes of, and in accordance with, this Plan ("Date of Grant").

5.4 Option Price. Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrators at whatever price the Plan Administrators may determine in the exercise of its sole discretion; provided, that the per share exercise price for any Option granted following the effective date of registration of any of the Company's securities under the Exchange Act shall not be less than the Fair Market Value per share of the Common Stock at the Date of Grant as determined by the Plan Administrators in good faith; provided further, that with respect to Incentive Stock Options granted to greater than 10 percent shareholders of the Company, as determined with reference to Section 424(d) of the Code, the exercise price per share shall not be less than 110 percent of the Fair Market Value per share of the Common Stock at the Date of Grant; and, provided further, that Incentive Stock Options granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted Option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

5.5 Duration of Options. At the time of the grant of the Option, the Plan Administrators shall designate, subject to paragraph 5.8 below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrators in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire 10 years from the Date of Grant.

5.6 Vesting Schedule. No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrators at the time of grant of the Option; provided, that if no vesting schedule is specified at the time of grant or in the Agreement, the entire Option shall vest according to the following schedule:

5.7 Acceleration of Vesting. The vesting of one or more outstanding Options may be accelerated by the Plan Administrators at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described below in Section 5.14.

5.8 Term of Option.

5.8.1 Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrators; (ii) the expiration of 90 days from the date of an Optionee's termination of employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever other than death or Disability, as defined below, unless, in the case of a Nonqualified Stock Option, the exercise period is otherwise defined by terms of an agreement with Optionee entered into prior to the effective date of the Plan, or the exercise period is extended by the Plan Administrators until a date not later than the expiration date of the Option; or (iii) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment, contractual or director relationship with the Company or any Related Corporation by reason of Disability (as defined below) unless, in the case of a Nonqualified Stock Option, the exercise period is extended by the Plan Administrators until a date not later than the expiration date of the Option. If an Optionee's employment, contractual or director relationship with the Company or any Related Corporation is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Plan Administrators shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrators. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment, contractual or director relationship.

5.8.2 Unless accelerated as set forth above, unvested Options shall terminate immediately upon termination of Optionee's employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an employee to a non-employee, such as a consultant, or a non-employee director), such change shall not necessarily constitute a termination of an Optionee's contractual relationship with the Company but rather the Optionee's Incentive Stock Option shall automatically be converted into a Nonqualified Stock Option. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence as determined by the Plan Administrators. The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

5.8.3 Unvested Options shall terminate immediately upon any material breach, as determined by the Plan Administrators, by Optionee of any employment, non-competition, non-disclosure or similar agreement by and between the Company and Optionee.

5.9 Exercise of Options. Options shall be exercisable, either all or in part, at any time after vesting, until the Option terminates for any reason set forth under this Plan, unless the exercise period is extended by the Plan Administrators until a date not later than the expiration date of the Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than five hundred (500) shares, as adjusted pursuant to Section 5.14 below, may be exercised; provided, that if the vested portion of any Option is less than five hundred (500) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in this Plan. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

5.10 Payment upon Exercise of Option. Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrators, an Optionee may pay for all or any portion of the aggregate exercise price by (i) delivering to the Company shares of Common Stock previously held by Optionee which have been owned by Optionee for more than six (6) months on the date of surrender; (ii) having shares withheld from the amount of shares of Common Stock to be received by the Optionee; (iii) delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within eighteen months of the date of exercise, to be accompanied by a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with the exercise; (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (v) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement; or (vi) such other consideration and method of payment for the issuance of shares to the extent permitted by Applicable Laws. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a Fair Market Value at the date of exercise (as determined by the Plan Administrators) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

5.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of the shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Section 5.14 of this Plan, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

5.12 Transfer of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner, whether by operation of law or otherwise, other than by will or by applicable laws of descent and distribution or, with respect to Nonqualified Stock Options, except to "family members" (as the term "family members" is defined in Form S-8 under the Securities Act) who acquire the options through a gift or a domestic relations order. With respect to Nonqualified Stock Options, Options may not be transferred for "value." For the purpose of this restriction, the following transactions are not deemed to be transfers for "value": (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the service provider) in exchange for an interest in that entity. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

5.13 U.S. Securities Regulation and Tax Withholding.

5.13.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed. The issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

5.13.2 As a condition to the exercise of an Option, in order to comply with federal or state securities laws the Plan Administrators may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrators, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrators also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

5.13.3 As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrators may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. Alternatively, the Plan Administrators may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon such exercise from any payment of any kind due to the Grantee. Without limitation, at the discretion of the Plan Administrators, the withholding obligation may be satisfied by the withholding or delivery of shares of Common Stock.

5.13.4 The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrators, until the Plan Administrators are satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

5.14 Stock Dividend, Reorganization or Liquidation.

5.14.1 If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrators shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4.0 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrators, the Company or the Company's shareholders.

5.14.2 If the Company is liquidated or dissolved, the Plan Administrators shall allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

5.14.3 The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrators, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

5.14.4 The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

6.0 EFFECTIVE DATE; TERM

6.1 This Plan shall be effective as of November 28, 2000. The Plan shall include all options granted by Plan Administrators prior to the effective date of the Plan, in accordance with the effective Date of Grant and other terms of each agreement with Optionee. Incentive Stock Options may be granted by the Plan Administrators from time to time thereafter until November 28, 2005. Nonqualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Incentive Stock Options granted by the Plan Administrators prior to the approval of this Plan by a majority of the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within 12 months after this Plan is adopted by the Board, and if shareholder ratification is not obtained, each and every Incentive Stock Option shall become a Nonqualified Stock Option.

7.0 NO OBLIGATIONS TO EXERCISE OPTION

7.1 The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

8.0 NO RIGHT TO OPTIONS OR TO EMPLOYMENT, CONTRACTUAL OR DIRECTOR

RELATIONSHIP

8.1 Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrators, and nothing contained in this Plan shall be construed as giving any person or Service Provider any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ, contract with, or use any efforts to cause to continue service as a director by, an Optionee for any length of time.

9.0 APPLICATION OF FUNDS

9.1 The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10.0 INDEMNIFICATION OF PLAN ADMINISTRATOR

10.1 In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrators shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof, provided that such settlement is approved by independent legal counsel selected by the Company, except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrators member is liable for willful misconduct; provided, that within 15 days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11.0 AMENDMENT OF PLAN

11.1 The Plan Administrators may, at any time, modify, amend or terminate this Plan and Options granted under this Plan; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that if required in order to keep the Plan in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, or any other rules or regulations of the Securities and Exchange Commission, a national exchange, the Nasdaq Stock Market, the NASD Bulletin Board, or other regulatory authorities, amendments to this Plan shall be subject to approval by the Company's shareholders in compliance with the requirements of any such rules or regulations.

Without limiting the generality of the foregoing, the Plan Administrators may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Approved by Board of Directors of Company: November 28, 2000

Life Systems Corporation

by:

Corporate Secretary